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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

   1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-106789

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class              Name of Each Exchange on Which
          to be so Registered              Each Class is to be Registered
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Global Medium-Term Notes, Series C,       THE AMERICAN STOCK EXCHANGE LLC
MPS(SM) due December 30, 2010

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series C, MPS(SM) due December 30, 2010 (Linked to the S&P 500(R) Index) (the "MPS"). A description of the MPS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-106789) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated August 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the MPS contained in the pricing supplement dated September 19, 2003 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the MPS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the MPS.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          MORGAN STANLEY
                                          (Registrant)


Date: September 19, 2003                  By: /s/ Martin M. Cohen
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                                             Martin M. Cohen
                                             Assistant Secretary and Counsel




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                               INDEX TO EXHIBITS


Exhibit No.                                                          Page No.

4.1   Proposed form of Global Note evidencing the MPS                  A-1









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